UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RTTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Notice of Delisting and Hearings Panel Appeal

On June 26, 2019, Ritter Pharmaceuticals, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had not regained compliance with the minimum bid price requirement and that it is not eligible for a second 180-day grace period to regain compliance because the Company does not comply with the $5,000,000 stockholders’ equity initial listing requirement or equivalent standards for The Nasdaq Capital Market. The Company has appealed the determination to a Hearings Panel (the “Panel”) and has requested a hearing before the Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Such hearing request will stay the suspension of the Company’s securities pending the Panel’s decision, during which time the Company’s stock will continue to be listed on Nasdaq, and the Company’s common stock will continue to trade under the symbol “RTTR”. Should the Company regain compliance with the minimum bid price requirement prior to the hearing it will request the hearing be cancelled and that a written determination of compliance be provided to the Company.

As previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2018, the Company received a written notice (the “Initial Notice”), dated December 26, 2018, from the Listing Qualifications department indicating that the bid price of the Company’s common stock for the prior 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The Initial Notice provided the Company 180 calendar days in which to regain compliance with the minimum bid price requirement. The Company was unable to regain compliance with the minimum bid price requirement during the compliance period, which ended on June 24, 2019.

The Company’s receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the SEC. The Company is considering all of its options to regain compliance and, should the hearing take place, will present a plan to regain compliance, including the possibility of requesting stockholder approval to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to effectuate a reverse split of the Company’s common stock. In making its final determination, the Panel may also consider other factors, such as the Company’s fundamental financial strengths and weaknesses, the overall market, the Company’s historical bid price, impending developments and announcements, and corporate actions and strategic business plans that the Company believes may impact its bid price

There can be no assurance that the Company will be successful in appealing the determination and in regaining compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. In addition, the delisting of the common stock from a national exchange could materially adversely affect the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of the common stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Andrew J. Ritter
Name:	Andrew J. Ritter
Title:	Chief Executive Officer

Date: July 1, 2019